HEALTHPEAK PROPERTIES, INC.
3-YEAR PERFORMANCE-BASED LTIP UNIT AGREEMENT
THIS 3-YEAR PERFORMANCE-BASED LTIP UNIT AGREEMENT (this “Agreement”) is effective as of [●] (the “Award Date”) by and between Healthpeak Properties, Inc., a Maryland corporation (the “Corporation”), Healthpeak OP, LLC (the “Partnership”), and [●] (the “Participant”).
W I T N E S S E T H
WHEREAS, the Compensation and Human Capital Committee of the Board of Directors of the Corporation (the “Committee”) has determined that the Participant is eligible to receive an award of LTIP Units, as described below; and
WHEREAS, pursuant to the Healthpeak Properties, Inc. 2014 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Partnership hereby desires to grant to the Participant, effective as of the date hereof, an award of LITP Units under the Plan (the “Award”) upon the terms and conditions set forth herein, in the Partnership Agreement and in the Plan.
NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant to or for the benefit of the Partnership, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
1.Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Partnership Agreement, as applicable.
“Base Units” means [●] Performance LTIP Units subject to the Award.
“Distribution Equivalent Units” means a number of Performance LTIP Units equal to the quotient obtained by dividing (x) the excess of (A) the value of all dividends paid by the Corporation with respect to the Performance Period in respect of that number of shares of Common Stock equal to the aggregate number of Performance LTIP Units that become Vested Base Units as of the applicable vesting date, over (B) the amount of any distributions made by the Partnership to the Participant pursuant to Section 5.1 and Section 16.4(a) of the Partnership Agreement with respect to the Performance Period in respect of the Performance LTIP Units, plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date), by (y) the closing price of a share of Common Stock as of the last trading day of the Performance Period.
“Performance Vesting Percentage”, with respect to a given Peer Group, means the applicable vesting percentage determined as set forth on Exhibit A attached hereto, which is a function of the Corporation’s Total Stockholder Return performance relative to such Peer Group during the Performance Period.
“Vested Base Units”, with respect to a given Peer Group, means the product of (x) the total number of Base Units corresponding to such Peer Group, and (y) the Performance Vesting Percentage achieved with respect to such Peer Group.
“Vested Units” means (x) the Vested Base Units, plus (y) the Distribution Equivalent Units.

2.Grant.
(a)    Subject to the terms of this Agreement, the Partnership hereby grants to the Participant an award (the “Award”) of [●] LTIP Units (the “Performance LTIP Units”) with respect to the performance period beginning on January 1, 202_ and ending on December 31, 202_ (the “Performance Period”). The Partnership and the Participant acknowledge and agree that the Performance LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Member or in anticipation of the Participant becoming a Member. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement. The Committee is the Administrator of the Plan for purposes of the Performance LTIP Units. The Performance LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in this Agreement, the Plan and the Partnership Agreement, and any rules adopted by the Committee, as such rules are in effect from time to time.
(b)    As a condition to the grant of the Award and the Participant’s right to receive and retain the LTIP Units, (i) concurrent with or prior to the execution of this Agreement, the Participant shall execute  and deliver to the Company a Non-Referral Source Certification substantially in the form attached hereto as Exhibit B (a “Certification”) and (ii) the Participant’s representations and warranties set forth therein shall be true and correct in all respects as of the date thereof.  In the event that the Participant has previously delivered a true and correct Certification to the Company, the provisions of this Section 2(b) shall not apply and the Participant shall not be required to execute and deliver an additional Certification in connection with the grant of the Award.
3.Vesting. Subject to this Section 3 and Section 8, the number of Base Units ultimately earned and vested under the Award shall be determined in accordance with Exhibit A attached hereto based on whether the Corporation has attained certain pre-established performance goals with respect to the Performance Period and the number of Distribution Equivalent Units ultimately earned and vested under the Award shall be determined based on the number of Vested Base Units in accordance with the definition of “Distribution Equivalent Units” in Section 1. The determination as to whether the Corporation has attained the performance goals set forth in Exhibit A with respect to the Performance Period and the determination of the number of Distribution Equivalent Units shall be made by the Committee (the “Committee Determination”). The Committee Determination shall be made no later than March 15 following the end of the Performance Period (or such earlier time as provided in Section 9(b)). Performance LTIP Units that become Vested Units shall vest as of the date of the Committee Determination (or as of the date of the Change in Control Event pursuant to Section 9(b) below, as applicable). The Performance LTIP Units shall not be deemed vested pursuant to any other provision of this Agreement earlier than the date that the Committee makes such determination. Any Performance LTIP Units granted hereby which do not satisfy the requirements to become Vested Units as of the date of the Committee Determination (or as of the date of the Change in Control Event pursuant to Section 9(b) below, as applicable) will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Performance LTIP Units.
4.Continuance of Employment. Except as otherwise expressly provided in Section 8 or Section 9(b), the vesting schedule requires continued employment through the date of the Committee Determination (the “Vesting Period”), as provided in Section 3, as a condition to the vesting of the Award and the rights and benefits under this Agreement. Employment for only a portion of the Vesting Period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without Cause (as defined herein), confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
5.Performance LTIP Units Subject to the Partnership Agreement; Restrictions on Transfer.
(a)    The Award and the Performance LTIP Units are subject to the restrictions on transfer of Membership Units (including, without limitation, Performance LTIP Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or Performance LTIP Units shall take such Award or Performance LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Corporation may reasonably require. Any Transfer of the Award or Performance LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
(b)    Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not Transfer any unvested Performance LTIP Units or any portion of the Award attributable to such unvested Performance LTIP Units (or any securities into which such unvested Performance LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested Performance LTIP Units or of the Award to the Partnership or the Corporation.
(c)     As to any vested Base Units, the Participant agrees that the Participant will not Transfer such Base Units (or any Common Units or shares of Common Stock in respect of which such Base Units have been exchanged) prior to the date that is one (1) year after the date such Base Units became vested in accordance with the terms of the Award (for example, if 100 Common Units or shares of Common Stock were acquired in respect of 100 Base Units that became vested on a particular date, such one-year period would commence as of such vesting date as to those 100 Common Units or shares); provided, however, that the restrictions set forth in this Section 5(c) shall (i) not apply to any Units or shares sold by the Participant to satisfy any tax liability arising in connection with the exchange or disposition of the Base Units, (ii) not apply to any transfer made without consideration (or for only nominal consideration) to a “family member” (as such term is defined in the SEC General Instructions to a Registration Statement on Form S-8) of the Participant solely for purposes of estate or tax planning, and provided the transfer restrictions on such Units or shares continue in effect after any such transfer, and (iii) lapse upon the Participant’s death or Disability or as otherwise provided by the Corporation. The Corporation may provide for any Units or shares of Common Stock acquired with respect to the Award and issued in book-entry form to include notations regarding the restrictions on transfer imposed under this Section 5(c) (or, as to any such Units or shares issued in certificate form, provide for such certificates to bear appropriate legends regarding such transfer restrictions).
6.Execution and Return of Documents and Certificates. At the Corporation’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Corporation or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested Performance LTIP Units and the portion of the Award attributable to the unvested Performance LTIP Units, or to effectuate the transfer or surrender of such unvested Performance LTIP Units and portion of the Award to the Partnership.

7.Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:
(a)Investment. The Participant is holding the Award and the Performance LTIP Units for the Participant’s own account and not for the account of any other Person. The Participant is holding the Award and the Performance LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)Relation to the Partnership. The Participant is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
(c)Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions and results of operations of the Partnership.
(d)Registration. The Participant understands that the Performance LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Performance LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance LTIP Units under the Securities Act. The Partnership has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.
(e)Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
(f)Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. The Participant is advised to consult with his or her own tax advisor with respect to the tax consequences of owning and disposing of the Performance LTIP Units.
8.Termination of Employment or Services. Notwithstanding any provisions to the contrary in any employment agreement, the Healthpeak Properties, Inc. Executive Severance Plan (as it may be amended from time to time, the “Severance Plan”), the Healthpeak Properties, Inc. Executive Change in Control Severance Plan or successor plan (as it may be amended from time to time, the “CIC Severance Plan”), or any other severance plan adopted by the Corporation, the provisions set forth in this Section 8 are applicable in the event of a termination of the Participant’s employment with the Corporation and its Subsidiaries.
(a)Qualifying Termination. If, at any time during the Vesting Period, the Participant ceases to be employed by the Corporation or its Subsidiaries (the date of such termination of employment is referred to as the Participant’s “Severance Date”) as a result of (i)

the Participant’s death or Disability or (ii) a termination of employment by the Corporation or one of its Subsidiaries without Cause or by Participant for Good Reason (each as defined herein), then, subject to the following paragraph and the release requirement set forth in the last paragraph of this Section 8(a), (x) the Performance LTIP Units will remain outstanding during the remainder of the Vesting Period and will remain subject to Section 3, and (y) the Participant will vest with respect to the number of Performance LTIP Units that would have vested in accordance with Section 3, if any, had the Participant remained employed until the end of the Vesting Period.
In the event that the Participant’s employment terminates in the circumstances described in the preceding paragraph and the Severance Date occurs on or before the last day of the second year of the Performance Period and on or before the Severance Date, or after the Severance Date and before the last day of the second year of the Performance Period, an Interim Date (as defined in Exhibit A) has been or is established with respect to Peer Group I (as such term is defined in Exhibit A), the Performance Period with respect to Peer Group I will end on such Interim Date (in the event there has been more than one Interim Date on or prior to the Severance Date, the most recent Interim Date on or prior to the Severance Date; and in the event that there has been an Interim Date on or prior to the Severance Date, any new Interim Date after the Severance Date shall be disregarded) and there will be no new or additional measurement period with respect to Peer Group I after such Interim Date as otherwise provided for in Exhibit A. In such circumstances, the determination as to whether the Corporation has attained the performance goals set forth in Exhibit A with respect to Peer Group I for the Performance Period shall be made by the Committee based solely on performance through such applicable Interim Date, such determination to be made no later than March 15 of the year that follows the later of the Severance Date or the applicable Interim Date as to Peer Group I (such determination to be the Committee Determination as to Peer Group I). In such circumstances, any Performance LTIP Units corresponding to Peer Group I that are not vested on the date of such Committee Determination (after giving effect to such Committee Determination) shall be cancelled and forfeited. No additional Performance LTIP Units will vest pursuant to Section 8(b) or Exhibit A with respect to performance after, or a Change in Control Event that occurs after, the applicable Interim Date.
Any benefit to the Participant pursuant to the preceding paragraphs of this Section 8 (other than in connection with the Participant’s death) is subject to the condition that (i) the Participant has fully executed a valid and effective release (in the form attached to the Severance Plan or, if such release is executed on or after a Change in Control Event, in the form attached to the CIC Severance Plan, or in either case such other form as the Committee may reasonably require in the circumstances, which other form shall be substantially similar to the form attached to the Severance Plan or the CIC Severance Plan, as the case may be, that would otherwise apply in the circumstances but with such changes as the Committee may determine to be required or reasonably advisable in order to make the release enforceable and otherwise compliant with applicable laws), (ii) such executed release is delivered by the Participant to the Corporation so that it is received by the Corporation in the time period specified below, and (iii) such release is not revoked by the Participant (pursuant to any revocation rights afforded by applicable law). In order to satisfy the requirements of this paragraph, the Participant’s release referred to in the preceding sentence must be delivered by the Participant to the Corporation so that it is received by the Corporation no later than twenty-five (25) calendar days after the Participant’s Severance Date (or such later date as may be required for an enforceable release of the Participant’s claims under the United States Age Discrimination in Employment Act of 1967, as amended (“ADEA”), to the extent the ADEA is applicable in the circumstances, in which case the Participant will be provided with either twenty-one (21) or forty-five (45) days, depending on the circumstances of the termination, to consider the release). In addition, the Corporation may require that the Participant’s release be executed no earlier than the Participant’s Severance Date.
(b)Forfeiture of Performance LTIP Units upon Certain Terminations of Employment. If, at any time during the Vesting Period, the Participant ceases to be employed by the Corporation or one of its Subsidiaries as a result of (i) a termination of employment by the

Corporation or one of its Subsidiaries for Cause or (ii) a termination of employment by the Participant, excluding any termination contemplated by Section 8(a) (other than a termination contemplated by Section 8(a) but as to which the Participant did not timely satisfy any applicable release requirement pursuant to Section 8(a)) and subject to the next paragraph, all of the Performance LTIP Units shall be automatically cancelled and forfeited in full, effective as of the Severance Date, and this Agreement shall be null and void and of no further force and effect.
If, however, the Participant ceases to be employed by the Corporation or one of its Subsidiaries and such termination of employment is a result of a retirement or resignation by the Participant (other than (x) any termination contemplated by Section 8(a) and (y) a termination of employment by the Corporation or one of its Subsidiaries for Cause) and, immediately after such termination of employment, the Participant is a member of the Board or provides consulting services to the Corporation or one of its Subsidiaries under a written consulting agreement entered into by and between the Participant and the Corporation or one of its Subsidiaries, then the termination of employment rules of the preceding paragraph shall not apply when the Participant ceases to be employed by the Corporation or one of its Subsidiaries but shall apply if and when, and effective as of the time that, the Participant ceases to be a member of the Board or ceases to provide consulting services to the Corporation or one of its Subsidiaries under such a written consulting agreement. For clarity, the Participant’s obligations under a confidentiality, noncompetition, non-solicitation, cooperation or similar clause or agreement shall not constitute “consulting services” for purposes of the preceding sentence.
(c)Termination of Performance LTIP Units. Any Performance LTIP Units that are not vested on the date of the Committee Determination (after giving effect to such Committee Determination) shall be cancelled and forfeited. If any unvested Performance LTIP Units are cancelled and forfeited pursuant to this Section 8, such Performance LTIP Units shall automatically be cancelled and forfeited as of the Severance Date or as of the date of the Committee Determination, as the case may be, without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
(d)Definitions. As used in this Agreement:
(i)     “Cause” shall have the meaning set forth in the Severance Plan, as such definition may be amended from time to time; provided, however, that upon and after a Change in Control Event, “Cause” shall have the meaning set forth in the CIC Severance Plan, as such definition may be amended from time to time.
(ii)     “Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
(iii)     “Good Reason” shall have the meaning set forth in the Severance Plan, as such definition may be amended from time to time; provided, however, that upon and after a Change in Control Event, “Good Reason” shall have the meaning set forth in the CIC Severance Plan, as such definition may be amended from time to time; provided, further, that if “Good Reason” is so not defined in the Severance Plan or CIC Severance Plan, as applicable, it shall not constitute a qualifying termination for purposes of Section 8 of this Agreement.
9.Adjustments upon Specified Events; Change in Control Event.
(a)Adjustments. To the extent applicable, the Award shall be subject to adjustment by the Administrator in accordance with Section 7.1 of the Plan.

(b)Change in Control Event. Upon the occurrence, at any time during the Vesting Period, of a Change in Control Event with respect to the Corporation and notwithstanding any provision of Section 7.2 or 7.3 of the Plan, any employment agreement, the Severance Plan, the CIC Severance Plan (or successor plan) or any other severance plan adopted by the Corporation, the Performance Period for all Performance LTIP Units then outstanding will be shortened, if such Performance Period has not already ended, so that the Performance Period will be deemed to have ended on the day of the Change in Control Event and the Committee Determination pursuant to Section 3 shall be made not later than the date of the Change in Control Event. The Vesting Period will be deemed to end on the date of the Change in Control Event even though the Committee Determination may not occur until after such date, such that a Participant employed by the Corporation or a Subsidiary on the date of the Change in Control Event shall be fully vested in any Performance LTIP Units that vest as a result of the Committee Determination even if the Participant does not remain employed by the Corporation, the Partnership or a Subsidiary through the date of the Committee Determination. The number of Performance LTIP Units, if any, that vest shall be determined in accordance with Section 3 based on such shortened Performance Period.
10.Taxes. The Partnership and the Participant intend that (i) the Performance LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance and vesting of the Performance LTIP Units shall not be taxable events to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Performance LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Members, in each case as set forth in the Partnership Agreement. The Corporation, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Performance LTIP Units.
11.Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the Performance LTIP Units shall be equal to zero, unless the Participant was a Member of the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Performance LTIP Units.
12.Redemption Rights. Notwithstanding anything to the contrary in the Partnership Agreement, Membership Units which are acquired upon the conversion of the Performance LTIP Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within two (2) years following the date of the issuance of such Performance LTIP Units.
13.Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Performance LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit C. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Corporation’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Corporation or any representative of the Corporation make such filing on the

Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
14.Ownership Information. The Participant hereby covenants that so long as the Participant holds any Performance LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Performance LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
15.Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Performance LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.
16.Restrictive Legends. Certificates evidencing the Performance LTIP Units, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Healthpeak OP, LLC (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Healthpeak Properties, Inc. 2014 Performance Incentive Plan, and (iii) the Operating Agreement of Healthpeak OP, LLC, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

17.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 17.
18.Plan and Partnership Agreement. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan and the Partnership Agreement, each of which is incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan, this Agreement and the Partnership Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, this Agreement and the Partnership Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the

Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
19.Entire Agreement. This Agreement, the Plan and the Partnership Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan and/or the applicable provisions of the Partnership Agreement. Any such amendment must be in writing and signed by the Corporation (and, if applicable, the Partnership). Except to the extent provided in the Partnership Agreement, any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation or the Partnership may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan, the Prospectus for the Plan and the Partnership Agreement.
20.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
21.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
22.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
23.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
24.Clawback Policy. The Performance LTIP Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance LTIP Units or any Common Units or shares of Common Stock or other cash or property received with respect to the Performance LTIP Units (including any value received from a disposition thereof).
25.Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.
26.Fractional Units. For purposes of this Agreement, any fractional Performance LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded as determined by the Corporation or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of Performance LTIP Units that vest or become entitled to such distributions to exceed the total number of Performance LTIP Units set forth in Section 2(a) of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.
Healthpeak Properties, Inc.

By: __________________________________
Name:

Title:

Healthpeak OP, LLC

By Healthpeak Properties, Inc.
as Managing Member

By: __________________________________
Name:

Title:

Participant

_____________________________________
Name:

Exhibit A
Award Subject to Relative TSR Performance.
[_______]

Exhibit B
NON-REFERRAL SOURCE CERTIFICATION

[_______]

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Exhibit C

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the LTIP Units of Healthpeak OP, LLC transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.Complete the Section 83(b) election form (sample form follows) and make four (4) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.One (1) copy must be sent to Healthpeak OP, LLC’s legal department for its records.

5.Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.
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ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
    1.    The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:
TAXPAYER’S NAME: ______________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):
SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:
ADDRESS:
2.    The property with respect to which the election is made consists of [●] LTIP Units (the “Units”) of Healthpeak OP, LLC (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3.    The date on which the above property was transferred to the undersigned was [●].
4.    The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company and its affiliates under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Operating Agreement of Healthpeak OP, LLC, as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.
5.    The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.
6.    The amount paid for the above property by the undersigned was $0.
7.    The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Date: _________________	____________________________________ [●]
The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)
Date: _________________	____________________________________ Spouse Name:

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VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________
[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: ___________________________
Taxpayer’s Social Security Number: ___________________________
Taxpayer’s Spouse: _________________________________________
Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________
[●]

Enclosures
cc: Healthpeak OP, LLC

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